As filed with the Securities and Exchange Commission on September 22, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0182779
(State of Incorporation)	(I.R.S. Employer Identification No.)

894 Ross Drive

Sunnyvale, California 94089

(Address of principal executive offices)

1995 Employee Stock Purchase Plan

(Full title of the plan)

Anthony J. Bettencourt

Chief Executive Officer, President and Director

Verity, Inc.

894 Ross Drive

Sunnyvale, California 94089

(408) 541-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.

Brett D. White, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,000,000 shares	$12.91	$25,820,000	$3,271.39
Preferred Share Purchase Rights	1,000,000 shares	(3)	(3)	(3)

(1)	2,000,000 shares to be registered pursuant to the 1995 Employee Stock Purchase Plan. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on September 15, 2004 as reported on the Nasdaq National Market.

(3)	Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event occurs. No additional offering price attaches to these rights.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Verity, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004, filed on August 13, 2004;

(b)	The contents of Registration Statement on Form S-8 No. 333-89701 filed with the Securities and Exchange Commission on October 26, 1999;

(c)	The contents of Registration Statement on Form S-8 No. 333-36527 filed with the Securities and Exchange Commission on September 26, 1997;

(d)	The contents of Registration Statement on Form S-8 No. 333-24753 filed with the Securities and Exchange Commission on April 8, 1997;

(e)	The description of the Company’s Common Stock contained in Registration Statement on Form 8-A (No. 33-96228) filed on September 28, 1995;

(f)	The description of the Company’s Preferred Stock Purchase Rights contained in Registration Statement on Form 8-A (No. 000-26880) filed on October 10, 1996;

(g)	The contents of Current Report on Form 8-K filed on September 18, 1996; and

(h)	The contents of Current Report on Form 8-K filed on July 29, 1999.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

1.

ITEM 8.	EXHIBITS

EXHIBITS

Exhibit Number

3.1	Restated Certificate of Incorporation of the Company. (1)

3.2	By-Laws. (1)

4.1	Amended and Restated Rights Agreement dated August 1, 1995, as amended. (2)

4.2	Form of Rights Agreement between Verity, Inc. and First National Bank of Boston dated September 18, 1996. (3)

4.3	First Amendment to Rights Agreement dated as of July 23, 1999 among Verity, Inc. and BankBoston, N.A. (4)

5.1	Opinion of Cooley Godward LLP. (5)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. (5)

23.2	Consent of KPMG LLP, independent registered public accounting firm. (5)

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	1995 Employee Stock Purchase Plan, as amended. (5)

(1)	Incorporated by reference from the exhibits with corresponding numbers from the Registrant’s Form 10-Q for the quarter ended November 30, 2000.

(2)	Incorporated by reference from the exhibits with corresponding numbers from the Registrant’s Registration Statement (No. 33-96228), declared effective on October 5, 1995.

(3)	Incorporated by reference from Exhibit No. 1 to the Registrant’s Form 8-K as filed with the Securities and Exchange Commission on October 10, 1996.

(4)	Incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 8-K as filed with the Securities and Exchange Commission on July 29, 1999.

(5)	Filed herewith.

2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 22, 2004.

VERITY, INC.

By:	/s/ Anthony J. Bettencourt
Anthony J. Bettencourt
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Bettencourt and Steven R. Springsteel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

3.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony J. Bettencourt Anthony J. Bettencourt	Chief Executive Officer, President and Director (Principal Executive Officer)	September 22, 2004

/s/ Steven R. Springsteel Steven R. Springsteel	Senior Vice President of Finance and Administration and Chief Financial Officer (Assistant Secretary, Principal Financial Officer and Principal Accounting Officer)	September 22, 2004

/s/ Gary J. Sbona Gary J. Sbona	Executive Chairman of the Board	September 22, 2004

/s/ Steven M. Krausz Steven M. Krausz	Director	September 22, 2004

/s/ Stephen A. MacDonald Stephen A. MacDonald	Director	September 22, 2004

/s/ Charles P. Waite, Jr. Charles P. Waite, Jr.	Director	September 22, 2004

/s/ Karl C. Powell Karl C. Powell	Director	September 22, 2004

John G. Schwarz	Director	September , 2004

Victor A. Cohn	Director	September , 2004

Eric F. Brown	Director	September , 2004

Richard G. Stevens	Director	September , 2004

4.

EXHIBIT INDEX

Exhibit Number

3.1	Restated Certificate of Incorporation of the Company. (1)

3.2	By-Laws. (1)

4.1	Amended and Restated Rights Agreement dated August 1, 1995, as amended. (2)

4.2	Form of Rights Agreement between Verity, Inc. and First National Bank of Boston dated September 18, 1996. (3)

4.3	First Amendment to Rights Agreement dated as of July 23, 1999 among Verity, Inc. and BankBoston, N.A. (4)

5.1	Opinion of Cooley Godward LLP. (5)

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm. (5)

23.2	Consent of KPMG LLP, independent registered public accounting firm. (5)

23.3	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	1995 Employee Stock Purchase Plan, as amended. (5)

(1)	Incorporated by reference from the exhibits with corresponding numbers from the Registrant’s Form 10-Q for the quarter ended November 30, 2000.

(2)	Incorporated by reference from the exhibits with corresponding numbers from the Registrant’s Registration Statement (No. 33-96228), declared effective on October 5, 1995.

(3)	Incorporated by reference from Exhibit No. 1 to the Registrant’s Form 8-K as filed with the Securities and Exchange Commission on October 10, 1996.

(4)	Incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 8-K as filed with the Securities and Exchange Commission on July 29, 1999.

(5)	Filed herewith.